SALE OF SHARES AGREEMENT

SALE OF SHARES AGREEMENT (the "Agreement") is made and entered into this 1ST day of SEPTEMBER, 2004, between Fronthaul, Inc., a Nevada Corporation, its successors and assigns (the "Purchaser") and Brian Johnson (the "Seller") who holds 309.5 shares of Loadsource, Inc., (the "Company")a Tennessee Corporation.

1. **PURPOSE** Seller hereby agrees to sell to Purchaser, who agrees to buy, all shares of the Company. Whereas Seller will transfer all shares to Purchaser on March 1, 2005 after seller acknowledges receipt of all consideration.

2. **CONSIDERATION** Purchaser hereby agrees to pay Seller $180,240 (One Hundred Eighty Thousand Two Hundred Forty Dollars) (Payment Schedule as provided in attached "Exhibit A") for 309.5 shares of the Company.

3. **SELLER'S REPRESENTATIONS**

a) **Load Volume** Company's network load volume can be expected to range from 8,000 to 25,000 loads daily. Due to the fact that loads are continually added and taken down snapshot volumes (loads available at a particular point in time) typically range between 10,000 to 15,000 loads. Load volumes will vary depending on season, time of the day and other factors. Recent snapshots showed varying load volumes: 7/25/04 13,500 loads posted, 7/26/04 overnight 11,398 loads posted and 7/27/04 at 3 pm showed 19,075 loads posted.

b) **Data Accuracy** Load data is as accurate as the clients providing it. Load accuracy and availability will vary depending on the sophistication level of the broker agent providing it. Sophistication levels range from those of clients that update the network every time they make a change to those who only provide data to Company once a day.

c) **Participating Brokers** Data analysis shows that approximately 525 broker agents have sent or supplied posting data (loads) in the previous 90 days. 306 new broker agents have been granted posting privileges during the same time period, and 704 have been granted privileges year to date, making a total of approximately 2700 broker agents with access to posting. However, many brokers apply; the bulk of the available load volume comes from the core group of brokers that the Company has developed.

d) **Debts and Liabilities of Company** The Company does not owe any amount of money for taxes, insurance premiums, or any other creditor that is not listed on the attached "Exhibit B". In addition the Company does not owe the Seller any money, for whatever reason, and the Seller hereby gives a complete and final discharge to the Company in all respects.

e) **Shares** The shares concerned by this Agreement belong to the Seller and his title of ownership is absolute. The shares are free and clear of any hypothecs, charges or other liens in favor of third parties, and the Seller has full power and authority to dispose of them.

Seller BJ Purchaser MA

f) **Issued Shares** Seller warrants that the attached "Exhibit C" is a total and complete list of all shares of the Company. Seller further warrants that only 515.17 shares were issued. Finally, Seller will not issue any more shares.

4. CONSULTING SERVICES

a) Purchaser will pay Seller $36,000 (Thirty-six Thousand Dollars) for 12 (Twelve) months of consulting services. (Payment Schedule as provided in attached "Exhibit D")

b) Scope of Seller's possible duties is at Purchaser's sole discretion, however, however Seller's commitment is not to exceed (20) hours per week fulfilling obligations from commencement of the agreement through November 2004, then fifteen (15) hours per week from December 2004 through May 2005, and finally ten (10) hours per week from June 2005 through August 2005.

5. TERMINATION

a) Should at any time Purchaser not be able to meet its financial obligation to the Seller, the Purchaser will be in default of the agreement

b) In the event that the Purchaser determines that the Seller made misrepresentations in any way the Purchaser will have the right to terminate this agreement with no further obligation to Seller or for any other reason at Purchaser's sole discretion.

C) Purchaser has the right to terminate Seller's Consulting Services with cause.

6. NOTICE Any notice intended for either Party shall be deemed to be validly given if it is in writing and is sent by registered or certified mail to such Party's address as set forth below in this Agreement, or to any other address which the Party in question may have indicated in writing to the other Party.

PURCHASER	SELLER
Fonthaul, Inc.	Brian Johnson
Att: Michael Alexander	134 Generals Way
142 Wembley Way	Franklin, TN 37064
Rockwall, TX 75032	

7. DEFAULT Either party will have 15 (Fifteen) calendar days to cure any monetary default of the Agreement.

8. INDEMNIFICATION

a) The Seller shall indemnify the Buyer or the Company (principal and interest, legal and extrajudicial costs) up to but not exceed to the extent of moneys received for any damages sustained by either one, and for any liability claim against the Buyer or the Company, either directly or indirectly, absolutely or conditionally, arising from the non-fulfillment of the obligations, or the incorrectness or inaccuracy of the representations and guarantees of the Seller, as stated in this Agreement.

b) The Purchaser shall hold harmless Seller for use of systems and data in ways that may exceed system's design limits. Purchaser further agrees to hold harmless

Seller for errors or inaccuracies beyond Seller's control such as those created by the users of the systems, including broker and carrier clients, and from Purchaser's debts, liabilities, and other obligations incurred by Purchaser through its business practices.

9. INVENTORY Including but not limited to all intellectual property, contact information, database information, Uniform Resource Locator's (including loadsource.com, americasloadsonline.com, truckloadfreight.com, and cellulartruckstop.com), hardware and software, client accounts, and all other non-cash assets of the Company.

10. MISCELLANEOUS

a) **ENTIRE AGREEMENT** This Agreement constitutes the entire understanding between the Parties. Declarations, representations, promises or conditions other than those set forth in this Agreement shall not be construed in any way so as to contradict, modify or affect the provisions of this Agreement.

b) **AMENDMENTS** This Agreement shall not be amended or modified except by another written document duly signed by all the Parties.

c) **ALTERNATIVE DISPUTE RESOLUTION** The parties agree to pursue Mediation prior to the filing of any action requesting a judicial or equitable remedy.

11. ACKNOWLEDGEMENT BY THE PARTIES

THE PARTIES HEREBY ACKNOWLEDGE AS FOLLOWS:

a) DUE NEGOTIATIONS TOOK PLACE BETWEEN THEM PRIOR TO THE DRAFTING OF THIS AGREEMENT;
b) THIS AGREEMENT TRULY AND COMPLETELY DEFINES THE UNDERSTANDING REACHED BETWEEN THEM;
c) EACH AND EVERY ONE OF THE PROVISIONS OF THIS AGREEMENT IS LEGIBLE;
d) THEY DID NOT ENCOUNTER ANY DIFFICULTIES IN UNDERSTANDING THE PROVISIONS OF THIS AGREEMENT;
e) BEFORE SIGNING THIS AGREEMENT, EACH PARTY HAD THE OPPORTUNITY TO CONSULT A LEGAL ADVISER; AND EACH PARTY OBTAINED A COPY OF THIS AGREEMENT IMMEDIATELY AFTER IT WAS SIGNED BY ALL THE PARTIES.

Seller BJ Purchaser MA

THE SELLER

Brian Johnson

Date 9/2/2004

THE PURCHASER

Michael Alexander

Date 9-8-04

Exhibit A

Purchase Price and Payment Schedule

The initial payment for this purchase will be $12,160, made payable to Seller on or before September 1, 2004. Subsequent payments are to be as follows:

October 1, 2004	$9,012
November 1, 2004	$6,008
December 1, 2004	$6,008
January 1, 2005	$6,008
February 1, 2005	$6,008
March 1, 2005	$135,180

Total=$180,240

Seller BJ Purchaser MA

Exhibit B

Debts and Liabilities of the Company

1) All prepaid carrier accounts
2) Lease for the Dell Server (approximately $125 per month)

Exhibit C

All Shareholders

NAME	SHARES	
Brian L. Johnson Franklin, TN 37064	309.50	60.08%
Debra M. Johnson Franklin, TN 37064	40.00	7.76%
Nancy York Nashville, TN	100.00	19.41%
William R. Johnson Oconomowoc, WI	20.00	3.88%
Paul & Cynthia Pederson Batavia, IL 60510	20.00	3.88%
Richard & Beverly Schumacher Kearney, NE 68847	11.67	2.26%
William L. Shimek Omaha, NE 68107	14.00	2.71%
TOTAL SHARES ISSUED	515.17	

Seller BJ Purchaser MA

Exhibit D

Payment Schedule for Consulting Services

Company will pay consulting fees to Seller as follows:

September 5, 2004	$4,000
October 5, 2004	$4,000
November 5, 2004	$4,000
December 5, 2004	$3,000
January 5, 2005	$3,000
February 5, 2005	$3,000
March 5, 2005	$3,000
April 5, 2005	$3,000
May 5, 2005	$3,000
June 5, 2005	$2,000
July 5, 2005	$2,000
August 5, 2005	$2,000

Seller BJ Purchaser MA

SELLER NOTARY BLOCK:

STATE OF Tennessee

COUNTY OF Williamson

The foregoing instrument was *(choose one)* ☐ attested or ☒ acknowledged before me this 2nd day of September, 2004, by *(choose one)* ☒ Brian Johnson as an individual, ☐ ______, as ______ of ______, a ______ corporation, on behalf of the corporation, or ☐ ______, partner or agent on behalf of ______, a ______ partnership.

(AFFIX NOTARIAL SEAL)

BARBARA T. HODGE NOTARY PUBLIC AT LARGE WILLIAMSON CO., TENN. MY COMM. EXP 10/22/05

My commission expires: 10/22/05

(OFFICIAL NOTARY SIGNATURE)

NOTARY PUBLIC STATE OF Tennessee

Barbara T. Hodge

(PRINTED, TYPED OR STAMPED NAME OF NOTARY)

COMMISSION NUMBER: 10/22/05

PURCHASER NOTARY BLOCK:

STATE OF Texas

COUNTY OF Rockwall

The foregoing instrument was *(choose one)* ☐ attested or ☒ acknowledged before me this eighth day of Sept, 2004, by *(choose one)* ☒ CAROLYN THOMPSON as an individual, ☐ ______, as ______ of ______, a ______ corporation, on behalf of the corporation, or ☐ ______, partner or agent on behalf of ______, a ______ partnership.

(AFFIX NOTARIAL SEAL)

CAROLYN THOMPSON Notary Public STATE OF TEXAS Commission Expires 08/22/07

My commission expires: 8/22/07

(OFFICIAL NOTARY SIGNATURE)

NOTARY PUBLIC STATE OF Texas

CAROLYN THOMPSON

(PRINTED, TYPED OR STAMPED NAME OF NOTARY)

COMMISSION NUMBER: 8/22/07

Seller BJ Purchaser MA